UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2016

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207A Perry Parkway, Suite 1, Gaithersburg, MD 20877

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

The Audit Committee (the “Committee”) of the Board of Directors of Nuo Therapeutics, Inc. (the “Company”) conducted a selection process to determine the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015. As a result of this process, the Committee approved the appointment of CohnReznick LLP (“CohnReznick”).

On June 15, 2016, the Company engaged CohnReznick as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2015.

During the two most recent fiscal years and the subsequent interim period through June 15, 2016, neither the Company nor anyone acting on its behalf has consulted CohnReznick with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Acting Chief Executive Officer & Acting Chief Financial Officer

Date: June 16, 2016